Exhibit 99.2

                    BEFORE THE ARIZONA CORPORATION COMMISSION


WILLIAM MUNDELL
     Chairman
JIM IRVIN
     Commissioner
MARC SPITZER
     Commissioner

IN THE MATTER OF THE APPLICATION OF
ARIZONA PUBLIC SERVICE COMPANY FOR AN
ORDER OR ORDERS AUTHORIZING IT TO ISSUE,        DOCKET NO. E-01345A-02-____
INCUR, OR ASSUME EVIDENCES OF LONG-
TERM INDEBTEDNESS; TO ACQUIRE A
FINANCIAL INTEREST OR INTERESTS IN AN
AN AFFILIATE OR AFFILIATES; TO LEND                    APPLICATION
MONEY TO AN AFFILIATES OR AFFIILIATES;
AND TO GUARANTEE THE OBLIGATIONS OF AN
AFFILIATE OR AFFILIATES

     Pursuant to  A.R.S.ss.ss.40-285;  40-301,  ET SEQ.;  and A.A.C.  R14-2-804,
Arizona Public Service Company ("APS" or "Company") hereby requests one or more orders from the Arizona Corporation Commission ("Commission"):

     (a) authorizing APS to assume, issue, or incur up to $500,000,000 in aggregate principal amount of Recapitalization Debt (as discussed and defined herein) in connection with the refinancing or recapitalization of costs incurred by Pinnacle West Capital Corporation ("Pinnacle West") and Pinnacle West Energy Corporation ("PWEC") in the financing of PWEC's construction of West Phoenix CC Units 4 and 5, Redhawk Units 1 and 2, and Saguaro CT Unit 3 (collectively referred to as the "PWEC Assets");

     (b) finding that such Recapitalization Debt will not be classified or treated as Continuing Debt (as discussed and defined below);

     (c) authorizing APS to guarantee the obligations (including principal, interest, and associated fees, charges and expenses)(1) of PWEC and/or PWCC ("APS Guarantees") up to an aggregate principal amount of $500,000,000 (less any Recapitalization Debt) for a period not to exceed a weighted average life of 10 years;

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(1) These items are also incurred by APS in any direct  issuance of debt and are not unique to guarantees.

     (d) finding that such APS Guarantees will not be classified or treated as Continuing Debt;

     (e) authorizing APS to obtain a financial interest in PWEC or Pinnacle West in the form of an inter-affiliate loan, APS Guarantees, or a combination of the two up to a maximum aggregate principal amount of $500,000,000; and

     (f) authorizing APS to make such expenditures, sign and deliver such documents, and negotiate such terms and conditions with underwriters or selling agents, purchasers and/or lenders, including but not limited to those pertaining to terms, rates, and collateral requirements (if any), all as described herein, as may be reasonably necessary to economically effectuate the other authorizations granted by the Commission.

APS further requests that the Commission's Hearing Division issue a Procedural Order, as called for by Decision No. 65154 (September 10, 2002), establishing a procedural conference and a procedural schedule for timely consideration of this Application.

     This Application is filed to address the serious and unique financial harm faced by APS, PWEC and Pinnacle West as a result of the Commission's "reversal of course" on the issue of APS generation asset divestiture. The damages to the Company and its affiliates resulting from their good faith efforts to comply with a long-standing Commission regulation mandating divestiture and their detrimental reliance on the promise of divestiture made in a
Commission-encouraged, approved, and adopted Settlement Agreement ("1999 Settlement") are significant and should be promptly addressed by this Commission. The instant Application is just one step, but an important and necessary first step, in that process.(2)

                                  INTRODUCTION

     In Decision No. 65154, the Commission significantly modified those provisions of the 1999 Settlement directing the divestiture of APS generation to PWEC. PWEC was the APS generation affiliate created by Pinnacle West pursuant to and in compliance with Decision No. 61973 (October 6, 1999), which Decision had previously adopted and approved the 1999 Settlement.

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(2) The Company  also  intends to seek  reconsideration  of Decision  No.  65154 within the period permitted by law.

     Although Decision No. 65154 provides for the possibility of "unifying" the PWEC Assets with those of APS under the corporate name of APS, the mere change of legal title to the PWEC Assets from PWEC to APS, without more, does little to resolve the total bifurcation issue. This issue was identified last April in the Company's Motion for Threshold Determination. The "unification" sought by APS in that Motion and testified to at the recent Track A hearing was the restoration of the Commission's promise to provide a common financial and regulatory regime for all of the combined generation of APS and PWEC. With Decision No. 65154, the long-anticipated regulatory regime of unregulated generation competition is no longer possible. Traditional cost-of-service regulation, or an acceptable surrogate for such unregulated competition, must now be substituted as that common regulatory regime. It is that concept of "unification" that APS believes was postponed in the Commission's deliberations on Decision No. 65154.(3) For this reason, the Company must now find a financial remedy rather than a structural remedy--one that will permit the PWEC Assets to remain at PWEC until the Commission determines the final rate treatment of the PWEC Assets.

     By seeking this remedy, APS does not intend or desire to foreclose the possibility that it may seek to acquire all or part of the PWEC Assets in the future. APS may also propose that the PWEC Assets should be included in the Company's rate base or otherwise afforded cost-of-service regulatory treatment

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(3) The Sixth  Ordering  Paragraph in Decision No. 65154,  which was added by an amendment to the Recommended Order, when combined with the Administrative Law Judge's pre-existing language in the Fourth Ordering Paragraph, would (by the Company's interpretation) appear to effectively preclude the inclusion of the PWEC Assets in APS' rate base at this time, despite other language in the Decision seeming to leave this issue open. This is because assets included in rate base cannot, as a practical matter, be "contestable" by the sort of competitive procurement process presently being discussed in Track B.

to the extent the PWEC Assets are used to serve APS customers.(4) Indeed, these would be appropriate topics in the Company's upcoming 2003 general rate case. Decision No. 65154 specifically states that there will be no pre-judgement by the Commission of the eventual rate treatment of these assets. (Decision No. 65154 at p.34, lines 3-4.)

     APS also wishes to make clear that this Application does not affect nor is it intended to affect the Commission's consideration of, or the Company's position on, any of the "Track B" issues identified in Commission Docket No. E-00000A-02-0051. This too was an express part of the Commission's order in Decision No. 65154. (ID. at pp.33-34, Tenth Ordering Paragraph.)

     The Company did not support generation divestiture when Commission Staff first proposed it in 1998. APS also was aware that a start-up, stand-alone generation company would lack the initial cash flow necessary to support the investment-grade financing needed to be fully competitive in the market. Thus, APS was only willing to agree to the 1999 Settlement on terms that allowed all APS-owned generation and anticipated future generation to enjoy an investment-grade rating.

     For these reasons, the impact of Decision No. 65154 on PWEC is both inequitable and dramatic. Prior to Decision No. 65154, PWEC had an investment grade debt rating once divestiture was complete.(5) With no divestiture, or no prospect of a long-term purchase power agreement such as APS proposed last fall in substitution for full market dependence, PWEC is simply not sufficiently creditworthy under present market conditions absent credit support from APS. Under the best of market conditions, a start-up merchant generator with only some 2000 megawatts of localized, uncommitted, gas-fired generation would not

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(4) If the PWEC Assets or any portion  thereof were to be acquired by APS in the future, APS could receive appropriate credit for any amounts loaned to PWEC and then still outstanding.

(5) In its press release describing its contingent award to PWEC of a BBB+ rating, Fitch stated: "The generating assets and associated debt will be transferred to PWEC by December 31, 2002. THE RATING IS CONTINGENT UPON THE SUCCESSFUL TRANSFER OF A MAJORITY OF APS' ELECTRIC GENERATING ASSETS TO PWEC." EMPHASIS SUPPLIED.

have the investment grade rating needed to compete with investment-grade companies. Being non-investment grade means more than just being unable to raise capital in bad markets (such as today) or doing so at significantly higher cost in good markets; it directly impacts the ongoing competitiveness of the enterprise. Thus, it should come as no surprise that APS would not have agreed to the 1999 Settlement and that PWEC would never have constructed the PWEC Assets absent the promised unification of generation under the 1999 Settlement. In fact, PWEC would never have existed.

     Pinnacle West is likewise adversely affected by Decision No. 65154. As the parent company of APS and PWEC, Pinnacle West was compelled to provide interim bridge financing for construction of the PWEC Assets. Because of the impending divestiture of APS generation to PWEC, the market always regarded this bridge financing as necessarily being only a temporary situation, i.e., one that would only be in place until the divestiture promised by the 1999 Settlement had been accomplished. Then, PWEC could recapitalize that debt on its own through long-term financing. In a very real sense, it was the 1999 Settlement that Wall Street accepted as collateral for Pinnacle West's bridge financing. Indeed, it was in reliance on that 1999 Settlement that Pinnacle West has been permitted by the rating agencies to carry significantly more debt than likely would otherwise have been permitted by these same rating agencies without a downgrade.(6) But as noted above, the PWEC credit rating required for that permanent financing was itself always expressly contingent upon receipt by PWEC of the present APS generation assets pursuant to the provisions of Decision No. 61973 and A.A.C. R14-2-1615 (A) ["Rule 1615(A)"]. Project specific financing--a far more expensive option for PWEC even under good market conditions and one that would

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(6) In a report dated  September  10, 2002,  Moody's  (after  noting the adverse implications of Decision No. 65154) stated: "The rating outlook [for Pinnacle West] is stable and assumes the Pinnacle bridge financing is refinanced at an operating subsidiary in the intermediate term. Failure to do so could have negative rating implications."

have made the PWEC Assets non-competitive--is simply unavailable to PWEC under today's market conditions.

     Given its debt burden and with no prospect of APS generation divestiture to PWEC, Pinnacle West's ability to refinance the aforementioned bridge financing of the PWEC Assets, on even a short-term basis and without a credit downgrading, is in serious question.(7) A credit downgrading would significantly increase Pinnacle West's own cost of capital. The historical cost of even a single level credit drop (from BBB to BBB- or from Baa2 to Baa3) would be some 150 basis points or over $17,000,000 per year. The loss of investment grade rating altogether would add another 150 or more basis points to the damage caused. This amounts to approximately $350,000,000 over a ten-year period.

     It is also dangerous to assume that APS could remain wholly unaffected by these events. Some rating agencies, such as S&P, already evaluate the Company's credit quality in the overall context of Pinnacle West. And the Commission-induced financial disruption of the Company's parent corporation and generation affiliate, when combined with the unilateral revision to the 1999 Settlement ordered in Decision No. 65154, would undoubtedly add a significant regulatory risk premium to the Company's cost of obtaining and retaining capital.

     The Company's Application is evidence of the Company's continued desire to find a solution to the need to permanently recapitalize the financing of the PWEC Assets, as was discussed at great length by the Commissioners during the August 27th Special Open Meeting that resulted in Decision No. 65154.(8) At the same time, it satisfies the stated desire of some of the parties to maintain

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(7) Much of the Pinnacle West bridge  financing will come due next summer,  with the balance maturing in early 2004. Any issuance of debt, as is contemplated herein, will take several months to plan and even longer to actually implement. Thus, a ruling on the Application before the end of 2002 is needed.

(8) The Company had, in fact, previously suggested a purchase power agreement between APS and Pinnacle West covering the PWEC Assets. This would have resolved the refinancing problem described herein in a manner APS continues to believe would be more advantageous to the Company's customers over the long run.
Acquisition by APS of the PWEC Assets and their future inclusion in the Company's rate base is also an option, but one not chosen by the Company at this time given the apparent rejection by the Commission of that option for the present and the Commission's admonition (in Decision No. 65154) that APS not separation between APS' regulated assets and the PWEC Assets. Thus, as noted above, and in an effort to deal solely with the financing impact of the Commission's reversal on divestiture, the Company is proposing a financing solution that keeps the PWEC Assets at PWEC.

     That solution is a loan from APS to PWEC (or potentially to Pinnacle West for the benefit of PWEC, if such is more cost-effective for APS and its affiliates), which is in turn secured by a note back to APS. Alternatively, there could be the guarantee by APS of PWEC obligations (or potentially those of Pinnacle West incurred on behalf of PWEC, if such is more cost-effective for both APS and its affiliates), which would then be secured by a reimbursement agreement in favor of APS. Or APS could use a combination of these two financial vehicles. In either or both cases, the amount of credit support would not exceed an aggregate principal amount of $500,000,000 plus interest and the type of associated fees, expenses and charges previously discussed in this Application.

     Therefore, and in support of this Application, the Company respectfully states as follows:

                                    BACKGOUND

     1. APS, Pinnacle West and PWEC are corporations duly organized and existing under the laws of the State of Arizona. Their corporate headquarters are at 400 North Fifth Street, Phoenix, Arizona 85004.

     2. APS is a public service corporation principally engaged in furnishing electricity in the State of Arizona. APS provides either retail or wholesale electric service to substantially all of the state of Arizona, with the major exceptions of the Tucson metropolitan area and about one-half of the Phoenix metropolitan area. The Company also generates and, through the Pinnacle West marketing and trading division, sells and delivers electricity to wholesale customers in the western United States.

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seek a  ratemaking  determination  in this filing and that the filing not affect
"the amount, timing, and manner of the competitive procurement process [in Track B]." (ID. at 34.)

     3. PWEC is principally engaged in the generation of electric power for sale to APS at wholesale and was created pursuant to Commission Decision No. 61973, which Decision also specifically found that the creation of PWEC was in the public interest.

     4. Pinnacle West is the parent company of both APS and PWEC.

     5. The attorneys for APS in this proceeding, and the individuals upon which all notices and pleadings should be served, are:

               Thomas L. Mumaw, Esq.
               Pinnacle West Capital Corporation
               Law Department
               P.O. Box 53999
               Mail Station 8695
               400 N. 5th Street
               Phoenix Arizona 85072-3999

               and

               Matthew P. Feeney. Esq.
               Jeffrey B. Guldner, Esq.
               Snell & Wilmer, LLP
               One Arizona Center
               400 E. Van Buren
               Phoenix, Arizona 85004-0001.

                                 THE BRIDGE DEBT

     6. As of July 1, 2002, Pinnacle West had incurred approximately $635,000,000 in primarily short-dated debt ("Bridge Debt") to finance the construction of the PWEC Assets. This has raised total Pinnacle West debt as of that date to $959,000,000. The Bridge Debt is expected to further increase to $765,000,000 by the middle of 2003. Some $550,000,000 of the aforementioned Bridge Debt will mature in 2003. Another $215,000,000 of Bridge Debt will mature in early 2004. The Company's efforts to refinance this Bridge Debt must necessarily begin some months in advance of the maturity date thereof.

     7. Based upon Decision No. 65154 in Track A of Docket No. E-0000A-02-0051, the Company will not be permitted to divest its generating assets to PWEC as unconditionally authorized and required by Decision No. 61973 and Rule 1615(A). In view of the need to obtain recapitalization of the PWEC Assets through refinancing of the Bridge Debt and given the current generally favorable market conditions for the Company's issuance of long-term debt, APS proposes to provide for the recapitalization of the PWEC Assets through a direct loan or loans to PWEC or via the guarantee of PWEC obligations relating to the PWEC Assets.(9) The net proceeds of such APS loan(s) to PWEC or the net proceeds from any issuance of APS-guaranteed PWEC debt would be transferred by PWEC to Pinnacle West to repay or refinance a significant portion of the Bridge Debt.

                      THE CONTINUING LONG-TERM INDEBTEDNESS

     8. At June 30, 2002, APS had total outstanding long-term indebtedness in an aggregate principal amount of approximately $2,206,780,000 (including current maturities of long-term indebtedness). A schedule showing the calculation of this amount is attached to this Application as Exhibit A.

     9. Decision No. 55017 (May 6, 1986) (the "1986 Order") allows APS to, among other things, have outstanding at any one time (subject to a thirty-day "window" described in the 1986 Order) up to an aggregate principal amount of long-term indebtedness (including current maturities thereof) of $2,698,917,000. A copy of the 1986 Order is attached to this Application as Exhibit B.

     10. The 1986 Order superseded the long-term indebtedness limitation granted to APS in Decision No. 54230 (November 8, 1984) ("the 1984 Order"). A copy of the 1984 Order is attached to this Application as Exhibit C.(10)

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(9) There is a possibility that the loans and/or guarantees might be to Pinnacle
West for the reasons discussed in the Introduction section of this Application. By the reference to only PWEC in this and other paragraphs of the Application, APS does not mean to preclude that possibility but only to simplify the verbiage of the Application itself.

(10) The 1984 Order also included, among other things, authority for the Company to have, at any one time outstanding, up to $576,301,000 in aggregate par value of the Company's preferred stock and to issue, reissue, refund, refinance, or roll-over short-term debt in an amount up to 7% of the Company's total

     11. As noted in the 1986 Order, "[t]he financing flexibility sought herein and as previously granted by Decision No. 54230 [the 1984 Order] has permitted APS to take advantage of rapid and sometimes unanticipated changes in the capital markets."(11) As described herein, this "financing flexibility" has served the Company's customers and shareholders extremely well for almost 18 years by allowing APS to access frequently volatile capital markets in a timely and efficient manner, thereby reducing the Company's financing costs and eventually the cost of capital reflected in customers' rates. APS has continuously complied with each of the terms and conditions of the 1986 Order and of the 1984 Order (to the extent not superceded by the 1986 Order) in all respects and is in compliance with such Orders as of the date of this Application.

     12. Also based on the Company's outstanding long-term indebtedness as of June 30, 2002 and the present Continuing Debt limit, APS had the authority to incur up to $492,137,000 in additional long-term debt. The amount of this debt margin (below the Continuing Debt limit) has varied significantly over the past 18 years, but has been a critical component of the financing flexibility afforded by the 1986 Order.

     13. The Company requests that the Commission maintain the current margin under the Continuing Debt limit by finding that the Recapitalization Debt (as described and defined hereinafter) should not be classified or treated as Continuing Debt as set forth in the 1984 and 1986 Orders.

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capitalization.  SEE A.R.S. ss.  40-302(D).  The 1986 Order did not affect these prior authorizations, and it is not intended that thE authorization requested in this Application will supersede or limit, or in any other way affect, the 1984 Order and its effectiveness as to short-term debt and preferred stock.

(11) During the period from 1985 to the present, APS has issued over $5,000,000,000 in long-term debt, taking advantage of every trough in the interest rate cycle and turning over the Company's entire debt capitalization more than twice. As a result, embedded weighted long-term debt costs (a component used to set APS rates) have dropped from 10.7% in 1985 to less than 6% today. In 1992 alone, the Company voluntarily refinanced $650,000,000 of debt, producing total interest savings of some $120,000,000 over the then remaining life of the refinanced debt. And the amount of long-term debt has actually dropped since 1985 to the present, despite the continued growth of the Company during that same period.

                            THE RECAPITALIZATION DEBT

     14. In connection with such recapitalization or refinancing of the PWEC Assets, APS may incur additional long-term indebtedness in an aggregate principal amount of up to $500,000,000.(12) This would occur through the issuance or incurring by APS of new indebtedness (such indebtedness is referred to in this Application as the "Recapitalization Debt").

     15. Consistent with the 1986 Order and the 1984 Order, the Company proposes to determine the terms of any such Recapitalization Debt (or the individual components of each if more than one), the maturities thereof, the interest and/or discount rates thereon, the necessity for any form of any security therefor, the applicable financial markets (whether domestic or foreign) or lenders, the nature of the offerings (whether public or private) or borrowings, and the type or types of transaction in which debt would be sold or incurred by reference to conditions in the financial markets at the time or times of commitment. Maturity, interest rate, discount, and other related determinations would be negotiated with the intent of obtaining the most favorable terms for the Company and would bear a close relationship to those of comparable borrowings of other comparable borrowers, as applicable at or about the time of incurrence of the Company's own debt with respect to the appropriate financial market, and would further reflect negotiations between the Company and the underwriters or selling agents, ultimate purchasers or lenders of, or the receipt by the Company of competitive bids relating to, such debt. Although it is the Company's firm intent to use unsecured debt for purposes of the Recapitalization Debt, it is always possible that market conditions will dictate otherwise. Therefore, the security, if any, for any such debt by APS may consist of a mortgage lien on all or a portion of the Company's assets, third-party

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(12) This  represents  the  Company's  present  estimate of the amount of credit support necessary through APS to restore PWEC and Pinnacle West to their pre-Decision No. 65154 credit status. If this proves to be inadequate in practice, APS reserves the right to submit a second financing application seeking such additional credit support in the future.

credit support or other form of security acceptable to both APS and the lender. Third-party credit support may include a letter of credit, draws on which may be reimbursable by the Company immediately or over time and, to such extent, may involve the issuance of a separate evidence or separate evidences of indebtedness. In this regard, APS notes that the 1984 Order states that any indebtedness arising to the issuer of a letter of credit which results from a draw under such letter of credit does not require separate or additional Commission approval under A.R.S. ss. 40-301, ET SEQ., if the underlying debt which the letter of credit secured was itself authorized by the Commission.(13)

     16. The proceeds from the issuance of the Recapitalization Debt would be loaned by APS to PWEC in exchange for a note or notes (the "Repayment Note") reimbursing APS for the all-in cost of issuing and servicing the
Recapitalization Debt over the term or terms of the Repayment Note. The Repayment Note would also require full repayment of principal and interest to APS.

     17. In addition to the Recapitalization Debt, the balance of the funds needed for the permanent recapitalization of the PWEC Assets (estimated at approximately $532,000,000) is presently planned to come from one or more equity infusions from Pinnacle West. These may be in the form of contribution(s) of (i) cash or property; (ii) forgiveness of indebtedness; (iii) internal generation of funds at PWEC; or (iv) a combination of the foregoing. This will result in an appropriately conservative capital structure for PWEC.

                              THE GUARANTEE OPTION

     18. As an alternative to the issuance or incurrence of all or a portion of the Recapitalization Debt, APS also seeks authorization to provide PWEC with a

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(13) This is  because  the draw down on the  letter of credit  would  reduce the underlying debt, thus resulting in no overall increase in the amount of outstanding APS obligations.

corporate guarantee or guarantees ("APS Guarantees") of indebtedness (including principal, interest, and associated fees, charges and expenses) up to an aggregate principal amount of $500,000,000 for a period not to exceed a weighted average life of 10 years. Such APS Guarantees would be reduced dollar for dollar by the aggregate principal amount of any Recapitalization Debt such that the total of the two principal amounts could not exceed an aggregate principal amount of $500,000,000.

     19. In exchange for the APS Guarantees, APS shall receive a reimbursement agreement from PWEC and/or Pinnacle West providing for repayment to APS of all amounts (if any) paid by APS pursuant to such APS Guarantees.

             CONSEQUENCES IF THE INSTANT APPLICATION IS NOT GRANTED

     20. Pinnacle West is presently carrying more debt than its own capitalization and income could support under the ratings criteria established by national ratings agencies such as S&P, Moody's, and Fitch. Any attempt to refinance at Pinnacle West a significant portion of the aforementioned Bridge Debt would likely result in a loss of Pinnacle West's present credit rating.

     21. The loss of Pinnacle West's present credit rating would raise its overall cost of issuing new debt, including the refinancings discussed in Paragraph No. 6, by as much as 150 basis points. This would translate into higher annual interest costs of some $17,000,000. A loss of Pinnacle West's investment grade ratings altogether would more than double that amount.

     22. PWEC's credit rating was expressly contingent on receiving the Company's generating assets, and without such rating, a public offering of debt at present is impossible. The alternatives of project or bank financing are more expensive under the best of market conditions and unavailable under present market conditions.

     23. Without permanent financing in place and with no potential to obtain financing on commercially reasonable terms, if at all, PWEC cannot effectively compete in the competitive wholesale market under the present credit constraints in that market.

     24. If PWEC could not recapitalize the PWEC Assets itself at any cost, it would be forced to sell them into the presently depressed market at a very substantial loss compared to both their cost and their going concern value under the assumption that PWEC had received the Company's generation assets as promised in Decision No. 61973.

     25. Timely Commission approval of the instant Application could mitigate all or a portion of the adverse consequences described above.

                             APS FINANCIAL CONDITION

     26. The Company's most current public financial statements for the period ending June 30, 2002 are attached to this Application as Exhibit D.

     27. The Company's current credit ratings are shown in Exhibit E.

     28. Attached to this Application as Exhibit F are the estimated financial impacts of the increased debt authorizations sought herein under varying assumptions as to interest rates.

     29. Exhibit F also provides the relevant financial indicators for APS debt. Exhibit F shows these indicators both with and without any amounts received by APS under the Repayment Note or the reimbursement agreement.

     30. Exhibit F indicates that APS can accommodate the increased debt authorizations sought by the Application without a loss of the Company's overall credit quality or debt rating. Such debt would have an immaterial effect on the Company's cost of capital.

     31. APS would not be primarily liable for the payment of principal and interest under the APS Guarantees, but rating agencies would probably treat the APS Guarantees as APS debt in determining the amount of leverage and interest coverage for debt ratings purposes. Thus, the financial analysis of the APS Guarantees on the Company would be very similar to that set forth in Exhibit F.

                         GENERAL STATUTORY FINDINGS(14)

     32. In the Company's opinion, the proposed issuance or incurrence of the Recapitalization Debt, or the issuance of the APS Guarantees, all as contemplated herein, are for lawful purposes which are within its corporate powers and are compatible with the public interest, with sound financial practices, and with the proper performance by the Company of service as a public service corporation and will not impair its ability to perform that service.

     33. APS is further of the opinion that the foregoing authorizations, all as contemplated herein, are reasonably necessary or appropriate for such purposes and that such purposes, except as otherwise set forth herein, are not wholly or in part, reasonably chargeable to the Company's operative expenses or to income. To the extent that the purposes set forth herein may be considered reasonably chargeable to operative expenses or to income, the Company requests that the order or orders of the Commission in this matter authorize such charge or charges.

             NOTICE, TIMING, AND EFFECTIVE DATE OF COMMISSION ORDER

     34. APS requests that notice of the filing of this Application be given in conformity with A.R.S. ss. 40-302 by a single publication of such notice in a newspaper of general circulation within its electric service area. APS will either cause such notice to be given or will agree to reimburse the Commission for any costs incurred by the Commission in preparing and distributing such notice.

     35. APS requests issuance of the order or orders sought by this Application by December 31, 2002.

----------
(14) These findings are required by A.R.S.ss.ss.40-301 and 40-302. They are standard "boilerplate" in all financing orders of the Commission.

     36. APS requests that the order or orders sought by this Application become effective immediately upon the issuance thereof.

                                PRAYER FOR RELIEF

     WHEREFORE, the Company asks that the Commission cause notice of the filing of this Application to be given as above-requested; issue the Procedural Order described in Decision No. 65154; hold such hearing or hearings at a time or times to be specified by such Procedural Order, and making such inquiry or investigation as the Commission may deem of assistance; make any findings required by law relative to purposes of the issuance and incurring of the Recapitalization Debt, and/or the issuance by the Company of the APS Guarantees, all as contemplated herein; and thereafter make one or more immediately effective orders which, together:

          (i) authorize the Company to assume, issue, or incur up to $500,000,000 in aggregate principal amount of Recapitalization Debt;

          (ii) authorize the Company to determine the terms associated with the Recapitalization Debt, including whether any portion of the Recapitalization Debt will be secured by all or a portion of the Company's assets;

          (iii)  authorize  the  Company  to  provide  the  APS   Guarantees  in
                 accordance with the Application;

          (iv) authorize the Company to determine the terms associated with the APS Guarantees, including whether any portion of the APS Guarantees will be secured by all or a portion of the Company's assets; (v) provide that the Recapitalization Debt and the APS Guarantees will not be classified or counted as Continuing Debt;

          (vi) find that the issuance and incurrence of Recapitalization Debt, and the issuance of the APS Guarantees are reasonably necessary or appropriate for the purposes set forth in this Application and that such purposes are within those permitted by A.R.S. ss.40-301, ET SEQ.;

          (vii) permit such purposes to the extent they may be reasonably chargeable to operative expenses or to income and allow the payment of related expenses as contemplated herein; and

          (viii) authorize APS to obtain a financial interest in PWEC or Pinnacle West in the form of an inter-affiliate loan, APS Guarantees, or a combination of the two up to a maximum aggregate principal amount of $500,000,000; and

          (ix) authorize APS to make such expenditures, sign and deliver such documents, and negotiate such terms and conditions with underwriters or selling agents, purchasers and/or lenders, including but not limited to those pertaining to terms, rates, and collateral requirements (if any), all as described herein, as may be reasonably necessary to economically effectuate the other authorizations granted herein; and

          (x) grant the Company such additional relief as is appropriate under the circumstances.

          RESPECTFULLY SUBMITTED this 16th day of September 2002.


                                        SNELL & WILMER


                                        By: Jeffrey B. Guldner
                                            ------------------------------------
                                            Matthew P. Feeney, Esq.
                                            Jeffrey B. Guldner, Esq.

                                                           and

                                        PINNACLE WEST CAPITAL CORPORATION
                                        LAW DEPARTMENT


                                        By: Thomas L. Mumaw
                                            ------------------------------------
                                            Thomas L. Mumaw, Esq.

                                        Attorneys for Arizona Public Service
                                        Company

                                                                       Exhibit A

ARIZONA PUBLIC SERVICE
SCHEDULE OF LONG TERM DEBT AND CURRENT MATURITIES
AS OF JUNE 30, 2002

                                   DATE OF       DATE OF             DEBT
FIRST MORTGAGE BONDS                ISSUE        MATURITY         OUTSTANDING
--------------------               --------      --------       ---------------

8.000% SERIES                      02/09/93      02/01/25            33,075,000
7.250% SERIES                      08/10/93      08/01/23            54,150,000
5.500% SERIES  PC                  09/02/93      08/15/28            25,000,000
5.875% SERIES  PC                  09/02/93      08/15/28           141,150,000
5.875% SERIES  PC                  09/02/93      08/15/28            12,850,000
6.625% SERIES                      03/02/94      03/01/04            80,000,000
6.75% SENIOR NOTES                 11/22/96      11/15/06            83,695,000
                                                                ---------------

   SUB TOTAL                                                    $   429,920,000

P.C. BONDS
----------

1994 A MARICOPA                    05/25/94      05/01/29            45,000,000
1994 B MARICOPA                    05/25/94      05/01/29            45,000,000
1994 C MARICOPA                    05/25/94      05/01/29            57,000,000
1994 D MARICOPA                    05/25/94      05/01/29            35,000,000
1994 E MARICOPA                    05/25/94      05/01/29            35,000,000
1994 F MARICOPA                    05/25/94      05/01/29            36,980,000
1994 A FARMINGTON                  05/25/94      05/01/24            49,400,000
1994 B FARMINGTON                  09/14/94      09/01/24            65,750,000
1994 C FARMINGTON                  09/14/94      09/01/24            31,500,000
1994 A COCONINO                    10/12/94      10/01/29            32,650,000
1996 A COCONINO                    12/12/96      12/01/31             6,710,000
1998 COCONINO                      11/16/98      11/01/33            16,870,000
1999 COCONINO                      04/07/99      04/01/34            20,000,000
                                                                ---------------

   SUB-TOTAL                                                    $   476,860,000

OTHER LONG TERM DEBT
--------------------

6.25% UNSECURED NOTE               1/13/98       1/15/05          $ 100,000,000
5.875% UNSECURED NOTE              2/24/99       2/15/04          $ 125,000,000
7.625% UNSECURED NOTE              08/07/00      8/1/005          $ 300,000,000
6.375% UNSECURED NOTE              10/05/01      10/15/11         $ 400,000,000
6.50% UNSECURED NOTE               3/1/2002      3/1/2012         $ 375,000,000
                                                                ---------------

   SUB-TOTAL                                                    $ 1,300,000,000


TOTAL LONG TERM DEBT & CURRENT MATURITIES                         2,206,780,000
                                                                ---------------

                                                                       Exhibit B

                    BEFORE THE ARIZONA CORPORATION COMMISSION

RENZ D. JENNINGS
     CHAIRMAN
MARCIA WEEKS
     COMMISSIONER
SHARON B. MEGDAL
     COMMISSIONER

IN THE MATTER OF THE APPLICATION        )        DOCKET NO. U-1345-86-003
OF ARIZONA PUBLIC SERVICE COMPANY       )
FOR AN ORDER OR ORDERS AUTHORIZING IT   )
TO ISSUE, INCUR AND AMEND EVIDENCES OF  )        DECISION NO. 55017
LONG-TERM INDEBTEDNESS, TO ISSUE OR     )
INCUR NUCLEAR FUEL DEBT, AND TO         )
EXECUTE A NEW SUPPLEMENTAL INDENTURE OR )
INDENTURES.                             )

                                                 ORDER

Open Meeting
April 30, 1986
Phoenix, Arizona

BY THE COMMISSION:

     On December 31, 1985, Arizona Public Service Company ("APS") filed an Application with the Arizona Corporation Commission ("Commission") wherein APS sought authorization to, among other things, implement various financings.

     On February 25, 1986, the Residential Utility Consumer Office ("RUCO") filed an Application to Intervene herein. Said Application was granted by Procedural Order dated March 4, 1986.

     On April 17, 1986, the Commission's Utilities Division Staff ("Staff") filed a Memorandum recommending approval without hearing of the proposed financing program. Attached thereto was written testimony by a Staff Senior Rate Analyst, which testimony supported Staff's overall recommendation.

             *         *         *         *         *         *

     Having considered the Application, the exhibits and draft testimony submitted therewith, as well as Staff's memorandum and attached testimony, and being fully advised in the premises, the Commission finds, concludes and orders that:


                                      -1-                     DECISION NO. 55017

                                                                   U-1345-86-003

                                FINDINGS OF FACT

     1. APS is an Arizona corporation engaged in providing electric service to the public within portions of Arizona pursuant to authority granted by this Commission.

     2. By its Application, as supplemented by APS's draft testimony in this matter, APS requests one or more orders seeking the following:

          (a) authorization to issue, sell, and incur in 1986 or pursuant to lending, purchase, or underwriting commitments obtained in 1986. in one or more transactions, up to $275,000,000 in aggregate principal amount of additional evidences of long-term indebtedness (all such evidences of indebtedness hereinafter being referred to as "New Debt"), it being specified that the nature and terms of all such issuances and sales of New Debt would be determined by APS by reference to conditions in the financial markets at the time or times of commitment;

          (b) authorization to increase the long-term indebtedness limitation authorized in the Commission's Order in Decision No. 54230, dated November 8, 1984, that allowed APS, among other things, to have, at any one time outstanding in 1985 or thereafter, long-term indebtedness (including current maturities thereof) in an aggregate principal amount of $2,374,093,000, so as to allow APS to have, at any one time outstanding, up to an aggregate principal amount of long-term indebtedness (including current maturities thereof) of $2,698,917,000, such authorization to permit any redemptions, refinancings,


                                      -2-                     DECISION NO. 55017

                                                                   U-1345-86-003

               refundings, renewals, reissuances and roll-overs of any such outstanding indebtedness, the incurrence or issuance of any additional long-term indebtedness, and the amendment or revision of any terms of provisions of or relating to any long-term indebtedness, as long as total long-term indebtedness at any one time outstanding does not exceed (without further Commission authorization) $2,698,917,000 during any period of more than thirty days, it being specified that the nature and terms of all such issuances and sales of such long-term indebtedness would be determined by APS by reference to conditions in the financial markets at the time or times of such issuances (all such long-term indebtedness to be issued pursuant to this authorization being herein referred to as "Continuing Debt"), and such authorization to supercede the long-term indebtedness limitation authorized by Decision No. 54230.

          (c) authorization in connection with providing security for any New Debt or Continuing Debt, to execute and deliver one or more new supplemental indentures to its Mortgage and Deed of Trust in the event it is deemed appropriate by APS to do so;

          (d) authorization for APS to finance its nuclear fuel requirements in connection with the operation of the Palo Verde Nuclear Generating Station by instituting a financing program involving the issuance of APS of commercial paper, intermediate-term notes,

                                      -3-                     DECISION NO. 55017

                                                                   U-1345-86-003

               and/or other evidences of indebtedness in an aggregate principal amount of up to $200,000,000, all of which may constitute long-term debt (collectively, the "Nuclear Fuel Debt"). and in connection therewith, to issue or incur evidences of indebtedness in 1986 or thereafter, and to refund or roll-over all or a portion of the Nuclear Fuel Debt, any short-term debt to be issued in connection therewith to be in addition to short-term debt previously authorized by the Commission or permitted by A.R.S. Section 40-302.D, it being specified that the nature and terms of any issuances and sales of Nuclear Fuel Debt would be determined by APS by reference to conditions in the financial. markets at the time or times of commitment.

     3. On April 17, 1986, Staff filed a Memorandum and written testimony supporting the Application and recommending summary approval thereof.

     4. The New Debt and the Continuing Debt will be utilized for APS's construction program, the refinancing, retirement, or redemption of outstanding securities, the repayment of short-term debt which previously financed construction projects, and, if necessary, the payment of certain of APS's working captial and other cash requirements. The Nuclear Fuel Debt will be used to finance APS's nuclear fuel requirements for the Palo Verde Nuclear Generating Station, and/or to refund or roll-over the Nuclear Fuel Debt.

     5. The costs of nuclear fuel will be charged to operating expense or income as such fuel is consumed.

     6. The Nuclear Fuel Debt would not exceed $200,000,000 through a combination of intermediate-term domestically issued debt (not to exceed $50,000,000), a European commercial paper program, and a short-term European

                                      -4-                     DECISION NO. 55017

                                                                   U-1345-86-003

loan facility. The Nuclear Fuel Debt may exceed APS's net nuclear fuel assets (up to the $200,000,000 limit).

     7. The exact timing of any issuances to be made pursuant to the requested authorization would be dictated by then prevailing market conditions as would the terms and conditions of such issuances, including the type of security (mortgage, deed of trust, letter of credit, standby purchase agreement, etc.), if any, provided therefor.

     8. The reasonableness of such timing as well as of terms and conditions of sale would be governed by the exercise in good faith of prudent business judgement.

     9. APS does not anticipate that it will actually have to issue all of the debt for which authorization is being sought.

     10. The financing flexibility sought herein and as previously granted by Decision No. 54230 has permitted APS to take advantage of rapid and sometimes unanticipated changes in the capital markets.

     11. Upon the issuance of all the debt for which authorization is sought herein, APS would have adequate operating income to service such debt under existing rates for electric service.

     12. After issuance of all the debt for which authorization is sought herein, APS's financial ratios as to interest coverage, long-term debt, cash flow, and common equity would be below those of comparable investment grade investor-owned utilities, thus creating some risk of down-rating to sub-investment grade.

     13. Although such a down-rating would be significantly harmful to both APS and its ratepayers, the risk of its occurrence is small and can be further reduced by either APS receiving rate relief in its pending rate application or by a reduction in discretionary expenditures or by a combination of both.

     14.  There is no reason to believe that any other form of long-term

                                      -5-                     DECISION NO. 55017

                                                                   U-1345-86-003

financing would on a risk adjusted basis prove to be less expensive to APS and its ratepayers.

     15. With the possible exception of the Nuclear Fuel Debt and the payment of certain of APS's working captial and other cash requirements, none of the purposes for which debt is to be issued pursuant to the authorization sought herein is reasonably chargeable to operating expense or income.

     16. The proposed financing and the authorizations in connection therewith are reasonably necessary for the purposes set forth herein and in the Application.

     17. The proposed financing program is compatible with sound financial practices and with APS's obligations as a public service corporation and will not impair its ability to provide service to the public.

     18. The proposed financing program has been approved by APS's board of directors.

                               CONCLUSIONS OF LAW

     1. APS is a public service corporation within the meaning of Article XV of the Arizona Constitution and A.R.S. ss40-301, et seq.

     2. The Commission has jurisdiction over APS and of the subject matter of the Application.

     3. The proposed financing plan, as described herein and in APS's Application, is for lawful purposes within the corporate powers of APS and is compatible with the public interest.

                                     ORDER

     IT IS THEREFORE ORDERED that Arizona Public Service Company be, and the same is hereby authorized:"

          (a) to issue, sell, and incur up to $275,000,000 in aggregate principal amount of New Debt, to issue, sell, and incur the Continuing Debt, and to amend the terms and provisions of

                                      -6-                     DECISION NO. 55017

                                                                   U-1345-86-003

               outstanding long-term indebtedness:

          (b) to execute and deliver one or more supplemental indentures to the Arizona Public Service Company's Mortgage and Deed of Trust as may be deemed appropriate by Arizona Public Service Company in connection with the New Debt and Continuing Debt:

          (c) to issue, sell, and incur up to $200,000,000 in aggregate principal amount of Nuclear Fuel Debt: and,

          (d) to pay related expenses, all as contemplated in the Application and by the exhibits and testimony filed in connection therewith.

     IT IS FURTHER ORDERED that Arizona Public Service Company is hereby authorized to sign and deliver such documents and to engage in such acts as are reasonably necessary to effectuate the authorization granted hereinabove.

     IT IS FURTHER ORDERED that the purposes for which the proposed issuances of New Debt and Continuing Debt are herein authorized are to augment the funds available from all sources to finance Arizona Public Service Company's construction program, to redeem or retire outstanding securities, to repay or refund other outstanding long-term debt, to repay short-term debt which has previously financed construction projects, and, if necessary, to meet cetain working capital and other cash requirements, regardless of the extent to which such purposes may be reasonably chargeable to operative expenses or to income.

     IT IS FURTHER ORDERED that the purposes for which the proposed issuances of Nuclear Fuel Debt are herein authorized are to finance the Arizona Public Service Company's nuclear fuel requirements in connection with the operation of the Palo Verde Nuclear Generating Station, and/or to refund or roll-over the Nuclear Fuel Debt, which purposes are hereby specifically authorized regardless of the extent to which they may be reasonably chargeable to operative expenses or to income.

                                      -7-                     DECISION NO. 55017

                                                                   U-1345-86-003

     IT IS FURTHER ORDERED that the Commission's authorization of the above financing does not constitute approval of any particular expenditure of the proceeds derived thereby for the purposes of setting just and reasonable rates.

     IT  IS  FURTHER   ORDERED  that  this  Decision   shall  become   effective
immediately.

     BY ORDER OF THE ARIZONA CORPORATION COMMISSION.

/s/ Renz D. Jennings                                        /s/ Sharon B. Megdal
--------------------------------------------------------------------------------
CHAIRMAN                          COMMISSIONER                      COMMISSIONER

                         IN WITNESS WHEREOF, I, JAMES MATTHEWS, Executive Secretary of the Arizona Corporation Commission, have hereunto set my hand and caused the official seal of this Commission to be affixed at the Capitol, in the City of Phoenix, this 6 day of May, 1986.

                                        /s/ James Matthews

                                        JAMES MATTHEWS
                                        Executive Secretary



DISSENT   /s/ Marcia Weeks
TLM/djp   ------------------------

                                      -8-                     DECISION NO. 55017

                                                                       Exhibit C

                    BEFORE THE ARIZONA CORPORATION COMMISSION

RICHARD KIMBALL
     CHAIRMAN
JUNIUS HOFFMAN
     COMMISSIONER
MARIANNE M. JENNINGS
     COMMISSIONER

IN THE MATTER OF THE APPLICATION of     )       DOCKET NO. U-1345-84-220
ARIZONA PUBLIC SERVICE COMPANY FOR AN   )
ORDER AUTHORIZING IT TO ISSUE, INCUR    )
AND AMEND EVIDENCES OF LONG-TERM        )       DECISION NO. 54230
INDEBTEDNESS, TO EXECUTE A NEW          )
SUPPLEMENTAL INDENTURE OR INDENTURES,   )
TO ISSUE SHARES OF COMMON AND PREFERRED )
STOCK AND TO ISSUE AND INCUR EVIDENCES  )
OF SHORT-TERM INDEBTEDNESS.             )       OPINION AND ORDER

DATE OF HEARING:    October 4, 1984

PLACE OF HEARING:   Phoenix, Arizona

PRESIDING OFFICER:  Thomas L. Mumaw

IN ATTENDANCE:      Marianne M. Jennings, Commissioner

APPEARANCES:        Jaron  B.  Norberg,   Senior  Vice-President  and  Corporate
                    Counsel;  Snell & Wilmer,  by Steven M. Wheeler and James A.
                    Martin, on behalf of Arizona Public Service Company

                    Timothy M. Hogan, Attorney, Legal Division, on behalf of the Arizona Corporation Commission Staff

                    Roger A. Schwartz, Attorney, on behalf of the Residential Utility Consumer Office

                    Tim Gerin, Intervenor, in propria persona

BY THE COMMISSION:

     On September 12, 1984, Arizona Public Service Company ("Company") filed an Application ("Application") with the Commission requesting an order authorizing the Company, among other things, to implement various proposed financings during 1984 and subsequent years.

     Notions requesting Leave to Intervene herein were filed by Robert Foucher and Tim Gerin, as well as by the Residential Utility Consumer Office. Said Motions were granted by the Presiding Officer herein prior to the scheduled hearing on the Application held at the Commission's offices in Phoenix,

                                      -1-                     DECISION NO. 54230

                                                                   U-1345-84-220

Arizona, on October 4, 1984.

               *    *    *    *    *    *    *    *    *    *

     Having considered the entire record herein and being fully advised in the premises, the Commission finds, concludes, and orders that:

                                FINDINGS OF FACT

     1. The Company is an Arizona corporation engaged in providing electric and gas service to the public within various portions of Arizona pursuant to authority granted by this Commission.

     2. By its Application, the Company requests one or more orders approving various financings and certain other matters as follows:

          (a) authorization to issue and sell (or, in the case of the below mentioned indebtedness, to otherwise incur), in 1985 or pursuant to firm lending, purchase or underwriting commitments obtained in 1985, in one or more transactions, (i) up to $400,000,000 in aggregate principal amount of additional evidences of long-term indebtedness, (ii) up to $75,000,000 in par value of one or more new series of additional Serial Preferred Stock and (iii) up to 2,000,000 new shares of its Common Stock, $2.50 par value, (all such evidences of indebtedness, shares of Preferred Stock and shares of Common Stock hereinafter being referred to as "New Debt," "New Preferred Stock" and "New Common Stock,"
               respectively), it being specified that the nature and terms of all such issuances and sales of New Debt, New Preferred Stock and New Common Stock would be determined by the Company by reference to conditions in the financial markets at the time or times of commitment;

          (b)  authorization to issue or incur, in 1984 or thereafter,

                                      -2-                     DECISION NO. 54230

                                                                   U-1345-84-220

               evidences of indebtedness, long or short-term, in the aggregate principal amount of up to $75,000,000 (over and above amounts previously authorized by this Commission), and to refinance all or a portion of such amount, in connection with the proposed program to finance and/or refinance pollution control facilities located at the Palo Verde Nuclear Generation Station ("Palo Verde"), it being specified that the nature and terms of all such issuances of such indebtedness would be determined by the Company by reference to conditions in the financial markets at the time or times of commitments (all such evidences of indebtedness to be issued pursuant to this authorization being herein referred to as the "Pollution Control Financings");

          (c) authorization to have, at any one time outstanding in 1985 or thereafter, (i) long-term indebtedness including current maturities thereof in an aggregate principal amount of $2,374,093,000 (including the New Debt and long-term Pollution Control Financings), and (ii) $576,301,000 in aggregate par value of the Company's preferred stock (including the New Preferred Stock), such authorization to permit any redemptions, refinancings, refundings, renewals, reissuances and rollovers of any such outstanding indebtedness or preferred stock, the incurrence or issuance of any additional long-term indebtedness or preferred stock, and the amendment or revision of any terms or provisions of or relating to any long-term indebtedness, as long as total long-term indebtedness or preferred stock at any one time outstanding does not exceed the levels set forth in this

                                      -3-                     DECISION NO. 54230

                                                                   U-1345-84-220

               subparagraph (c), it being specified that the nature and terms of all such issuances and sales of such long-term indebtedness or preferred stock would be determined by the Company by reference to conditions in the financial markets at the time or times of such issuances (all such long-term indebtedness and preferred stock to be issued pursuant to this authorization being herein referred to as "Continuing Debt" and "Continuing Preferred Stock," respectively);

          (d) authorization in connection with providing security for any New Debt, Continuing Debt, or Pollution Control Financings, to execute and deliver one or more new supplemental indentures to its Mortgage and Deed of Trust, and to enter into and issue evidences of indebtedness pursuant to one or more letter of credit or other security arrangements or agreements, in the event it is deemed appropriate by the Company to do so, including, without limitation and specifically with respect to any Pollution Control Financings, any reimbursement agreements and standby bond purchase agreements;

          (e) authorization to issue, incur and sell, and to have outstanding at any one time in 1984 or thereafter, notes and indebtedness payable at periods of not more than twelve months after the date incurred or issued (and not separately authorized by any Order of this Commission) ("Short-Term Debt") in an amount up to seven (7) percent of the Company's total capitalization, and to reissue, renew and resell any such Short-Term Debt and to refund, refinance or rollover any such Short-Term Debt with or into additional Short-Term Debt

                                      -4-                     DECISION NO. 54230

                                                                   U-1345-84-220

               so long as such seven (7) percent limit is not exceeded, it being specified that the nature and terms of all such issuances and incurrences of such Short-Term Debt would be determined by the Company by reference to conditions in the financial markets at the time or times of such issuances or incurrences (any such Short-Term Debt to be issued pursuant to this authorization being herein referred to as "Authorized Short-Term Debt");

          (f) authorization to borrow funds pursuant to a credit agreement dated as of May 15, 19$4 ("Credit Agreement") among the Company and various banks, for the term of that Credit Agreement and any extensions or renewals thereof, such borrowings, to the extent they are long-term, to be authorized and allowed in addition to and over and above the Continuing Debt limitation, and, to the extent repayable at periods of not more than twelve months after the date of borrowing, to be authorized and allowed in addition to and over and above (i) any indebtedness which may be incurred by the Company pursuant to Arizona Revised Statutes Section 40-302(D), and (ii) any Authorized Short-Term Debt;

          (g) confirmation that (i) letters of credit securing any indebtedness or security of the Company constitute evidences of indebtedness only to the extent of draws thereon, (ii) the indebtedness which arises from a draw under any such letter of credit is authorized to the extent thereof, and does not require separate or additional approval or authorization, if the issuance of the indebtedness or security which the letter of credit secures was authorized by the Commission, and (iii)

                                      -5-                     DECISION NO. 54230

                                                                   U-1345-84-220

               the indebtedness which arises from a draw under any such letter of credit does not require authorization as any other type of indebtedness or security other than that indebtedness or security which the letter of credit secures and does not reduce or apply against any authorization for any other type of indebtedness or security.

     3. The Company intends to use the net proceeds from the sale of New Debt, New Preferred Stock and New Common Stock, and the issuance of Continuing Debt and Continuing Preferred Stock for its construction program, the redemption or retirement of outstanding securities, the repayment or refunding of other outstanding long-term debt, and the repayment of short-term debt which previously financed construction projects.

     4. In the event any portion of the New Debt or Continuing Debt takes the form of indebtedness owed to, or the guarantee of indebtedness owed by, the Company's wholly-owned finance subsidiary, a portion of the New Debt or Continuing Debt may be incurred for the purpose of contributing to the capital of such subsidiary to maintain its debt to equity ratio at a satisfactory level.

     5.   Any   amendments  to  the  terms  and   provisions  of  any  long-term
indebtedness shall be for the purpose of improving terms or cost thereof to the Company or obtaining other benefits or advantages for the Company.

     6. The proceeds of any issuance, sale, or subsequent refunding of Pollution Control Financings will be used to pay construction costs of pollution control facilities at Palo Verde, to reimburse the Company for such construction costs previously incurred, and/or to refund any pollution control financing or financings then in effect.

     7. The Company intends to use the proceeds from the issuance or incurrence of the Authorized Short-Term Debt to augment funds available to the

                                      -6-                     DECISION NO. 54230

                                                                   U-1345-84-220

Company to finance the Company's construction program, to maintain and provide an adequate level of working capital, to contribute capital to the Company's finance subsidiary as necessary to maintain its debt to equity ratio at a satisfactory level, and to refund, refinance, rollover, renew or reissue any notes or indebtedness payable at periods of not more than twelve months after the date issued or incurred and otherwise issued or incurred for proper purposes.

     8. The Company intends to use funds available under the Credit Agreement as a standby line of credit in the event of any disruptions in the capital markets, and, as such, these funds say be used to augment funds available to the Company to meet its capital requirements as specified in Findings of Fact Nos. 3, 4, 6, and 7, hereinabove.

     9. The letters of credit referred to in the Application and any evidences of indebtedness arising thereunder are or will be for the purpose of securing other evidences of indebtedness or securities otherwise authorized and approved by this Commission.

     10. The Company's proposed issuances of New Debt, New Preferred Stock and New Common Stock, and the issuance of Continuing Debt and Continuing Preferred Stock, are reasonably necessary and appropriate for the purposes of augmenting the funds available from all sources to finance the Company's construction program, redeeming or retiring outstanding securities, repaying or refunding other outstanding long-term debt, and repaying short-term debt which previously financed construction projects.

     11. In connection with any New Debt or Continuing Debt, the execution of one or more new supplemental indentures to the Company's Mortgage and Deed of Trust, and the issuance or incurrence of any indebtedness in up to a matching amount as the result of any use of a related letter of credit security device or other similar arrangements, are also reasonably necessary for such purposes.

                                      -7-                     DECISION NO. 54230

                                                                   U-1345-84-220

     12. Additionally, capital contributions to the Company's wholly-owned finance subsidiary which are to be a part of the New Debt or Continuing Debt are reasonably necessary and appropriate in order to maintain its debt to equity ratio at satisfactory levels.

     13. The proposed pollution control financing or financing: and the Company's issuance or; incurrence of indebtedness in connection with such pollution control financing or financings are reasonably necessary and appropriate to pay construction costs associated with pollution control facilities at or related to Palo Verde, to reimburse the Company for such construction costs previously incurred, and/or to refund any pollution control financing or financings then in effect.

     14. The execution of one or more new supplemental indentures to the Company's Mortgage and Deed of Trust, and the issuance or incurrence of any indebtedness in up to a matching amount as the result of any use of a related letter of credit security device, standby bond purchase agreement or other security arrangements, are also reasonably necessary for such purposes.

     15. The Company's proposed issuance, or incurrence of Authorized Short-Term Debt is reasonably necessary and appropriate for the purposes of augmenting funds available to the Company to finance the Company's construction program, maintaining and providing an adequate level of working capital, and refunding, refinancing, rolling over, renewing or reissuing any notes or indebtedness payable at periods of not more than twelve months after the date issued or incurred and otherwise issued or incurred for proper purposes.

     16. Additionally, capital contributions to the Company's wholly-owned finance subsidiary with the proceeds of the Authorized Short-Term Debt are reasonably necessary and appropriate in order to maintain its debt to equity ratio at satisfactory levels.

     17.  Certain working capital uses of the proceeds of Authorized

                                      -8-                     DECISION NO. 54230

                                                                   U-1345-84-220

Short-Term Debt of any debt refunded by Authorized Short-Term Debt say be chargeable to operative expenses or to income.

     18. The Company's proposed issuance of evidences of indebtedness in the form of borrowings under the Credit Agreement is reasonably necessary and appropriate for the purpose of augmenting funds available to the Company to meet its capital requirements as specified in paragraphs 3 and 5 above.

     19. Certain working capital uses of the proceeds of such borrowings may be chargeable to operative expenses or to income.

     20. The Company's proposed issuance of any evidences of indebtedness arising under letters of credit is reasonably necessary and appropriate for the purpose of securing other evidences of indebtedness or securities otherwise authorized and approved by this Commission.

     21. The Company's proposed issuances of New Debt, New Preferred Stock and New Common Stock, the issuance of Continuing Debt and Continuing Preferred) Stock, the proposed pollution control financing or financings, the issuance or incurrence of Authorized Short-Term Debt, and the issuance of any evidences of indebtedness pursuant to the Credit Agreement or any letter of credit securing debt of the Company, all as contemplated in the Application, testimony and exhibits relating to this matter, are compatible with the public interest, with sound financial practices, and with the proper performance by the Company of service as a public service corporation and will not impair its ability to perform that service.

     22. The Company's propsed issuances of New Debt, New Preferred Stock and New Common Stock, the issuance of Continuing Debt and Continuing Preferred Stock, the proposed pollution control financing or financings, the issuance or incurrence of Authorized Short-Term Debt, and the issuance of any evidences of indebtedness pursuant to the Credit Agreement or any letter of credit securing debt of the Company, all as contemplated in the Application, testimony and

                                      -9-                     DECISION NO. 54230

                                                                   U-1345-84-220

exhibits relating to this matter, are reasonably necessary or appropriate for lawful purposes (as set forth above) and such purposes, other than those' relating to the issuance, or incurrence of Authorized Short-Term Debt and the issuance of any evidences of indebtedness pursuant to the Credit Agreement are not, wholly or in part, reasonably chargeable to operative expenses or to income, except as set forth at Findings of Fact Nos. 17 and 19, hereinabove.

                               CONCLUSIONS OF LAW

     1.   The  Company is a public  service  corporation  within the  meaning of
Article XV, of the Arizona Constitution and A.R.S. Sections 40-301 and 40-302.

     2. The Commission has jurisdiction over the Company and of the subject matter of the Application.

     3. The Company's proposed issuance of New Debt, New Preferred Stock and New Common Stock, the issuance of Continuing Debt and Continuing Preferred Stock, the proposed pollution control financing or financings, the issuance or incurrence of Authorized Short-Term Debt, and the issuance of any evidences of indebtedness pursuant to the Credit Agreement or any letter of credit securing debt of the Company, are for lawful purposes which are within the Company's corporate powers.

     4. The Company's proposed pollution control financing or financings, the issuance or incurrence of indebtedness in connection therewith, and the issuance or incurrence of any indebtedness in a matching amount as the result of any use of a related letter of credit security device, standby bond purchase agreement or other security arrangements, are for lawful purposes which are within the Company's corporate powers.

     5. The Company's financing requests, as well as the other matters set forth in the Application, exhibits and testimony herein are in the public interest and should be approved.

....

                                     -10-                     DECISION NO. 54230

                                                                   U-1345-84-220

                                      ORDER

     IT IS THEREFORE ORDERED that the Company is hereby authorized (i) to issue, sell, and incur up to $400,000,000 in aggregate principal amount of New Debt, to issue, sell and incur the Continuing Debt, and to amend the terms and provisions of outstanding long-term indebtedness, (ii) to issue and sell up to $75,000,000 in par value of one or more series of New Preferred Stock and, to issue and sell the Continuing Preferred Stock, (iii) to issue and sell up to 2,000,000 shares of New Common Stock (iv) to carry out and effect the proposed Pollution Control Financings and to issue or incur evidences of indebtedness in an amount up to $75,000,000 in connection therewith, (v) to issue, sell and incur the Authorized Short-Term Debt, (vi) to make borrowings and issue evidences of indebtedness in connection with the Credit Agreement, (vii) to execute and deliver one or more new supplemental indentures or enter into such letter of credit or other security arrangements or agreements as may be deemed appropriate by the Company in connection with the New Debt, Continuing Debt and Pollution Control Financings, and (viii) to pay all related expenses, all as contemplated in the Application and by the exhibits and testimony presented during the hearing in the above-captioned matter.

     IT IS FURTHER ORDERED that the operation and effect of any letter of credit securing any indebtedness or security of the Company, as set forth in the Application, is hereby confirmed.

     IT IS FURTHER ORDERED that the purposes for which the proposed issuances of New Debt, New Preferred Stock, New Common Stock, and the issuance of Continuing Debt and Continuing Preferred Stock are herein authorized to augment the funds available from all sources to finance the Company's construction program, to redeem or retire outstanding securities, to repay or refund other outstanding long-term debt, to repay short-term debt which previously financed construction projects and to make capital contributions to

                                     -11-                     DECISION NO. 54230

                                                                   U-1345-84-220

the Company's finance subsidiary as necessary to maintain its debt to equity ratio at a satisfactory level. The proposed issuances in connection with the New Debt or Continuing Debt of any evidences of indebtedness arising under letters of credit are for the above purposes and for the purpose of securing the New Debt and Continuing Debt.

     IT IS FURTHER ORDERED that the purposes for which the Pollution Control Financings and the issuance or incurrence of indebtedness in connection therewith, are herein authorized are to pay construction costs associated with pollution control facilities at or related to Palo Verde, to reimburse the Company for such construction costs previously incurred, and/or to refund pollution control financing or financings then in effect. The proposed issuances or incurrences in connection with Pollution Control Financings of any' indebtedness as the result of any use of a letter of credit security device, standby bond purchase agreement or other security arrangements are for the, above purposes and for the purpose of securing the Pollution Control' Financings.

     IT IS FURTHER ORDERED that the purposes for which the issuance of the Authorized Short-Term Debt are herein authorized are to augment funds available to the Company to finance the Company's construction program, to maintain and' provide an adequate level of working capital, to make capital contributions to! the Company's finance subsidiary as necessary to maintain its debt to equity ratio at a satisfactory level, and to refund, refinance, rollover, renew or reissue any notes or indebtedness payable at periods of not more than twelve months after the date issued or incurred and otherwise incurred for proper purposes regardless of the extent to which they may be reasonably chargeable to operative expenses or to income.

     IT IS FURTHER ORDERED that the purposes for which the proposed issuances of evidences of indebtedness pursuant to the Credit Agreement are herein

                                     -12-                     DECISION NO. 54230

                                                                   U-1345-84-220


authorized are to augment funds available from all sources to finance the Company's construction program, to redeem or retire outstanding securities, to repay or refund other outstanding long-term debt, to repay short-term debt which previously financed construction projects, to maintain and provide an adequate level of working capital, to make capital contributions to the Company's finance subsidiary as necessary to maintain its debt to equity ratio at a satisfactory level, and to refund, refinance, rollover, renew or reissue any notes or indebtedness payable at periods of not more than twelve months after the date issued or incurred and otherwise incurred for proper purposes regardless of the extent to which they may be reasonably chargeable to operative expenses or to income.

     IT  IS  FURTHER   ORDERED  that  this  Decision   shall  become   effective
immediately.

     BY ORDER OF THE ARIZONA CORPORATION COMMISSION

                             /s/ JUNIUS HOFFMAN         /s/ MARIANNE M. JENNINGS
--------------------------------------------------------------------------------
CHAIRMAN                        COMMISSIONER                        COMMISSIONER

                         IN WITNESS WHEREOF, I, LORRIE DROBNY,
                         Executive Secretary of the Arizona Corporation Commission, have hereunto set my hand and caused the official seal of this Commission to be affixed at the Capitol, in the City of Phoenix, this 8th day of November, 1984.

                                        /s/ Lorrie Drobny

                                        LORRIE DROBNY
                                        Executive Secretary

DISSENT   /s/ RICHARD KIMBALL
          ------------------------
jg

                                     -13-                     DECISION NO. 54230

                                    Exhibit D

ARIZONA PUBLIC SERVICE COMPANY
CONDENSED STATEMENTS OF INCOME
(Unaudited)

                                                                Six Months
                                                           Ended June 30, 2002
                                                          ----------------------
                                                          (Dollars in Thousands)

ELECTRIC OPERATING REVENUES:
  Retail segment ..........................................     $   891,452
  Marketing and trading segment ...........................          13,062
                                                                -----------
     Total ................................................         904,514
                                                                -----------

PURCHASED POWER AND FUEL COSTS:
  Retail segment ..........................................         184,643
  Marketing and trading segment ...........................          12,367
                                                                -----------
     Total ................................................         197,010
                                                                -----------
OPERATING REVENUES LESS PURCHASED POWER AND FUEL COSTS ....         707,504
                                                                -----------

OTHER OPERATING EXPENSES:
  Operations and maintenance excluding purchased power
    and fuel cost .........................................         232,266
  Depreciation and amortization ...........................         196,812
  Income taxes ............................................          65,274
  Other taxes .............................................          54,376
                                                                -----------
     Total ................................................         548,728
                                                                -----------
OPERATING INCOME ..........................................         158,776
                                                                -----------

OTHER INCOME (DEDUCTIONS):
  Income taxes ............................................           2,370
  Other income ............................................           3,859
  Other expense ...........................................          (9,219)
                                                                -----------
     Total ................................................          (2,990)
                                                                -----------
INCOME BEFORE INTEREST DEDUCTIONS .........................         155,786
                                                                -----------

INTEREST DEDUCTIONS:
  Interest on long-term debt ..............................          64,038
  Interest on short-term borrowings .......................           2,299
  Debt discount, premium and expense ......................           1,340
  Capitalized interest ....................................          (8,093)
                                                                -----------
     Total ................................................          59,584
                                                                -----------

INCOME BEFORE ACCOUNTING CHANGE ...........................          96,202

  Cumulative Effect of a Change in Accounting for
    Derivatives - net of income tax benefit of $1,793 .....              --
                                                                -----------

NET INCOME ................................................     $    96,202
                                                                ===========

ARIZONA PUBLIC SERVICE COMPANY
CONDENSED STATEMENTS OF INCOME
(Unaudited)

                                                              Twelve Months
                                                           Ended June 30, 2002
                                                          ----------------------
                                                          (Dollars in Thousands)

ELECTRIC OPERATING REVENUES:
  Retail segment...........................................     $ 2,301,416
  Marketing and trading segment............................          87,479
                                                                -----------
     Total ................................................       2,388,895
                                                                -----------

PURCHASED POWER AND FUEL COSTS:
  Retail segment...........................................         837,661
  Marketing and trading segment............................          46,937
                                                                -----------
     Total ................................................         884,598
                                                                -----------
OPERATING REVENUES LESS PURCHASED POWER AND FUEL COSTS.....       1,504,297
                                                                -----------

OTHER OPERATING EXPENSES:
  Operations and maintenance excluding purchased power
    and fuel cost .........................................         462,234
  Depreciation and amortization ...........................         409,366
  Income taxes ............................................         162,506
  Other taxes .............................................         104,709
                                                                -----------
     Total ................................................       1,138,815
                                                                -----------
OPERATING INCOME ..........................................         365,482
                                                                -----------

OTHER INCOME (DEDUCTIONS):
  Income taxes ............................................           4,659
  Other income ............................................           9,860
  Other expense ...........................................         (19,368)
                                                                -----------
     Total ................................................          (4,849)
                                                                -----------
INCOME BEFORE INTEREST DEDUCTIONS  ........................         360,633
                                                                -----------

INTEREST DEDUCTIONS:
  Interest on long-term debt ..............................         126,336
  Interest on short-term borrowings  ......................           4,230
  Debt discount, premium and expense ......................           2,655
  Capitalized interest ....................................         (15,233)
                                                                -----------
     Total ................................................         117,988
                                                                 ----------

INCOME BEFORE ACCOUNTING CHANGE............................         242,645

  Cumulative Effect of Change in Accounting for Derivatives -
    net of income tax benefit of $8,099 and $1,793.........         (12,446)
                                                                -----------

NET INCOME  ...............................................     $   230,199
                                                                ===========

ARIZONA PUBLIC SERVICE COMPANY
CONDENSED BALANCE SHEETS

ASSETS
(Dollars in Thousands)

                                                                   June 30, 2002
                                                                   -------------
                                                                    (Unaudited)

UTILITY PLANT:
Electric plant in service and held for future use ...............   $ 8,134,802
Less accumulated depreciation and amortization ..................     3,383,422
                                                                    -----------
   Total ........................................................     4,751,380
Construction work in progress ...................................       308,425
Intangible assets, net of accumulated amortization ..............        90,446
Nuclear fuel, net of accumulated amortization ...................        51,661
                                                                    -----------
   Utility plant - net ..........................................     5,201,912
                                                                    -----------

INVESTMENTS AND OTHER ASSETS:
Decommissioning trust accounts...................................       208,641
Assets from risk management and trading activities - long-term ..        30,620
Other assets ....................................................        37,514
                                                                    -----------
   Total investments and other assets ...........................       276,775
                                                                    -----------

CURRENT ASSETS:
Cash and cash equivalents .......................................         7,776
Accounts receivable:
   Service customers ............................................       159,564
   Other ........................................................       208,251
   Allowance for doubtful accounts ..............................        (1,450)
Accrued utility revenues ........................................       110,689
Materials and supplies, at average cost .........................        82,300
Fossil fuel, at average cost ....................................        31,105
Assets from risk management and trading activities ..............         9,907
Other ...........................................................        43,047
                                                                    -----------
   Total current assets  ........................................       651,189
                                                                    -----------

DEFERRED DEBITS:
Regulatory assets................................................       291,473
Unamortized debt issue costs ....................................        15,319
Other  ..........................................................        52,862
                                                                    -----------
   Total deferred debits ........................................       359,654
                                                                    -----------

   TOTAL ASSETS..................................................   $ 6,489,530
                                                                    ===========

ARIZONA PUBLIC SERVICE COMPANY
CONDENSED BALANCE SHEETS

CAPITALIZATION AND LIABILITIES
(Dollars in Thousands)

                                                                          June 30, 2002
                                                                          -------------
                                                                           (Unaudited)
CAPITALIZATION:
Common stock ..........................................................    $  178,162
Additional paid-in capital ............................................     1,246,804
Retained earnings .....................................................       801,491
Accumulated other comprehensive loss ..................................       (36,092)
                                                                           ----------
   Common stock equity ................................................     2,190,365

Long-term debt less current maturities ................................     2,199,837
                                                                           ----------

   Total capitalization ...............................................     4,390,202
                                                                           ----------

CURRENT LIABILITIES:
Commercial paper ......................................................       198,000
Current maturities of long-term debt ..................................           451
Accounts payable ......................................................        82,022
Accrued taxes .........................................................       157,385
Accrued interest ......................................................        41,504
Customer deposits .....................................................        33,317
Deferred income taxes .................................................         3,244
Liabilities from risk management and trading activities ...............        21,811
Other .................................................................        73,991
                                                                           ----------
   Total current liabilities ..........................................       611,725
                                                                           ----------

DEFERRED CREDITS AND OTHER:
Deferred income taxes .................................................     1,011,032
Liabilities from risk management and trading activities - long-term ...        46,996
Unamortized gain - sale of utility plant ..............................        61,772
Customer advances for construction ....................................        67,598
Other .................................................................       300,205
                                                                           ----------
   Total deferred credits and other ...................................     1,487,603
                                                                           ----------

COMMITMENTS AND CONTINGENCIES  (Note 12)

   TOTAL LIABILITIES AND EQUITY .......................................    $6,489,530
                                                                           ==========

ARIZONA PUBLIC SERVICE COMPANY
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

                                                                       Six Months Ended
                                                                         June 30, 2002
                                                                    ----------------------
                                                                    (Dollars in Thousands)
Cash Flows from Operating Activities:
  INCOME BEFORE ACCOUNTING CHANGE ................................        $  96,202
  Items not requiring cash:
    Depreciation and amortization ................................          196,812
    Nuclear fuel amortization ....................................           15,214
    Deferred income taxes - net ..................................          (30,722)
    Mark-to-market gains - trading ...............................               --
    Mark-to-market (gains) losses - system .......................           (6,697)
  Changes in certain current assets and liabilities:
    ACCOUNTS RECEIVABLE - NET ....................................          (31,642)
    Accrued utility revenues .....................................          (34,558)
    Materials, supplies and fossil fuel ..........................           (5,167)
    Other current assets .........................................           (1,038)
    Accounts payable .............................................          (13,522)
    Accrued taxes ................................................           49,790
    Accrued interest .............................................              461
    Other current liabilities ....................................          (39,126)
  Increase in regulatory assets ..................................           (5,992)
  Changes in risk management trading investments - at cost .......          (24,030)
  Other net long term assets .....................................          (15,768)
  Other net long term liabilities ................................             (964)
                                                                          ---------
Net cash flow provided by operating activities ...................          149,253
                                                                          ---------

Cash Flows from Investing Activities:
  Trust fund for bond redemption .................................               --
  Capital expenditures ...........................................         (253,829)
  Capitalized interest ...........................................           (8,093)
  Other ..........................................................           38,808
                                                                          ---------
      Net cash flow used for investing activities ................         (223,114)
                                                                          ---------

Cash Flows from Financing Activities:
  Issuance of long-term debt .....................................          369,930
  Short-term borrowings - net ....................................           26,838
  Dividends paid on common stock .................................          (85,000)
  Repayment and reacquisition of long-term debt ..................         (246,952)
                                                                          ---------
      Net cash flow provided by (used for) financing activities ..           64,816
                                                                          ---------

Net increase (decrease) in cash and cash equivalents .............           (9,045)
Cash and cash equivalents at beginning of period .................           16,821
                                                                          ---------
Cash and cash equivalents at end of period .......................        $   7,776
                                                                          =========

Supplemental Disclosure of Cash Flow Information:
  Cash paid during the period for:
    Interest (excluding capitalized interest) ....................        $  57,726
    Income taxes .................................................        $  48,943

                                    Exhibit E

                               APS Credit Ratings

                                                MOODY'S      S & P       FITCH
                                                -------     -------     -------

Senior Secured Debt                                A3          A-          A-

Senior Unsecured Debt                             Baa1        BBB         BBB+

Secured Lease Obligation Bonds                    Baa2        BBB         BBB

Commercial Paper                                   P2          A2          F2

                                    Exhibit F

                    Financial Impact of Recapitalization Debt
                                    in ($000)

CURRENT APS                                 WITH RECAPITALIZATION DEBT
-----------                                 --------------------------

Current APS Debt               $2,206,780   Additional Debt             $500,000

Weighted Cost of Debt               5.93%   Additional Interest @ 6.0%   $30,000
                                            Additional Interest @ 6.5%    32,500
Annualized Long-Term Interest    $130,862   Additional Interest @ 7.0%    35,000

--------------------------------------------------------------------------------

                              Financial Indicators

                                                                    S&P "BBB"
                                                                Targets Business
                                         June 2002   + $500M       Position 5
                                         ---------   -------    ----------------
DEBT RATIO

Adj. Total Debt / Total Capital              54%        59%         47% - 55%

COVERAGE RATIOS

Pretax Interest Coverage                    3.80       3.10        2.40 - 3.50

Adj. Pre-Interest FFO Interest Coverage     4.53       3.92        3.00 - 4.00

Adj. FFO / Avg. Total Debt                   23%        21%         21% - 27%